Exhibit 31.3

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Len E. Williams, President and Chief Executive Officer of Home Federal Bancorp, Inc., certify that:

1.	I have reviewed this report on Form 10-K/A of Home Federal Bancorp, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2014	/s/ Len E. Williams
Len E. Williams President and Chief Executive Officer